                               TRIMAS CORPORATION
                             STOCK OPTION AGREEMENT

                  AGREEMENT, made and entered into this ____ day of ___________,
2002 by and between TriMas Corporation (the "Company") and _______________
__________________ (the "Option Holder").

                  WHEREAS, Metaldyne Corporation has previously granted options to purchase shares of its common stock to the Option Holder;

                  WHEREAS, the Company has agreed, pursuant to Section 2.04 of the Stock Purchase Agreement among the Company, Heartland Industrial Partners,
L.P. and Metaldyne Corporation, dated as of May 17, 2002 (the "Stock Purchase
Agreement"), to issue options to purchase its common stock in substitution for options to purchase common stock of Metaldyne Corporation;

                  WHEREAS, this Option is issued under the TriMas Corporation
2002 Long Term Equity Incentive Plan (the "Plan") in substitution for all of the
Option Holder's options to purchase common stock of Metaldyne Corporation;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the
Company and the Option Holder agree as follows:

                  (a)    Grant. Pursuant to the provisions of the Plan, the terms
of which are incorporated herein by reference, the Company hereby grants to the
Option Holder the right and option (the "Option") to purchase ___________ shares of common stock of the Company (the "Shares"). The Option is granted as of
____________ ___, 2002 (the "Date of Grant"), and such grant is subject to the terms and conditions herein and the terms and conditions of the Plan. Such
Option is not intended to be treated as an incentive stock option under Section
422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (b)    Purchase Price. The purchase price of the Shares
subject to the Option shall be equal to $_____ per Share.

                  (c)    Term of Option. The Option may be exercised only after
it vests and during the period commencing on the date it becomes exercisable under paragraph (e) below and continuing until the close of business on
________________ (the "Option Period"). The Option Holder's exercise rights during the Option Period shall be subject to limitations as hereinafter provided and shall be subject to sooner termination

                                      -2-

as provided in paragraphs (f) and (g) below. At the end of the Option Period or, if earlier, the termination of the period of exercisability as provided in paragraphs (f) or (g) below, the Option shall terminate.

                  (d)    Vesting. The Option is vested in full on the date
hereof.

                  (e)    Exercisability. Except as otherwise provided in
paragraphs (f) or (g) below, the Option, to the extent not previously forfeited under paragraphs (f) or (g) below, shall become exercisable, as to one half of the Shares subject to the Option, on the 180th day following consummation of a
Qualified Public Offering (as defined below) and, as to the remaining one half of the Shares subject to the Option, on the first anniversary of consummation of the Qualified Public Offering. Notwithstanding the foregoing, to the extent not previously forfeited under paragraphs (f) or (g) below, the Option shall become exercisable in full upon the earlier of (x) the occurrence of a Liquidity Event
(as defined below), and (y) ________. Prior to the occurrence of a Liquidity
Event, the 180th day following a Qualified Public Offering or ____________, the
Option shall not be exercisable. For purposes hereof, a "Liquidity Event" shall mean (A) an Organic Event (as defined below) or (B) a Change of Control (as defined below). A "Qualified Public Offering" shall mean the completion of an underwritten public offering pursuant to a registration statement that has become effective under the Securities Act of 1933, as amended (excluding registration statements on Form S-4, Form S-8 or similar forms), as a result of which the Common Stock shall be listed for trading on a national securities exchange or shall be included for trading privileges in the Nasdaq National
Market System. An "Organic Event" shall mean (1) a merger or consolidation as a result of which all of the shares of Common Stock of the Company shall have been converted into cash and/or Publicly Traded Securities (as defined below) or (2)
a complete liquidation or complete dissolution of the Company or distribution of cash or Publicly Traded Securities representing all or a material part of the proceeds from a sale or other disposition of 80% or more of the consolidated assets of the Company to a person or group of persons (other than a newly formed holding company for the Company or any majority owned subsidiary of the
Company). "Publicly Traded Securities" means equity securities of the successor to the particular merger or consolidation of a class of equity securities that are listed for trading on a national securities exchange or included for trading privileges in the Nasdaq National Market System. "Change of Control" means the first of the following events to occur following the date hereof: (i) the sale, lease, or transfer in one or a series of related transactions (1) of eighty percent (80%) or more of the consolidated assets of the Company and its subsidiaries, or (2) of seventy-five percent (75%) or more (appropriately adjusted for stock splits, combinations, subdivisions, stock dividends and similar events) of the Capital Stock (as defined below) of the Company acquired by Heartland Industrial Partners, L.P. on the closing date under the Stock
Purchase Agreement, in either case to any Person (within the meaning set forth in Sec-

                                      -3-

tions 13(d) and 14(d) of the Securities Exchange Act of 1934 ("1934 Act") or any
similar successor provision, and the rules, regulations and interpretations promulgated thereunder) other than an affiliate of Heartland Industrial
Partners, L.P., whether by way of any merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning under Rule
13d-3 of the 1934 Act) or otherwise, but not including (A) sales or transfers which are effected in order to comply with the preemptive rights provisions of
Section 4.05 of the Metaldyne Shareholders Agreement with respect to the investment by Heartland Industrial Partners, Inc. in the Company pursuant to the
Stock Purchase Agreement, or (B) sales or transfers which are effected within one year after the date of closing under the Stock Purchase Agreement at a price per share of not greater than $20 plus any interest charged (appropriately adjusted for stock splits, combinations, subdivisions, stock dividends and similar events); or (ii) the date on which the individuals who constitute the
Company's Board of Directors on the date of this Agreement, and any new members of the Company's Board of Directors who are hereafter designated by the
Heartland Entities (as defined below) cease, for any reason, to constitute at least a majority of the members of the Board of Directors. "Capital Stock"
means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock. "Heartland Entities" means Heartland Industrial Partners,
L.P., Heartland Industrial Partners (FF), L.P., Heartland Industrial Partners
(E1), L.P., Heartland Industrial Partners (K1), L.P., Heartland Industrial
Partners (C1), L.P. or any controlled affiliate of any of these entities. For the avoidance of doubt, the transactions set forth in the Stock Purchase
Agreement shall not constitute an Organic Event or a Change of Control for purposes hereof.

                  (f)    Termination.
                         ------------

                         (i)    (A)    Death in Service. In the event the Option
                  Holder dies during his period of employment with the Company, the estate or other legal representative of the Option Holder shall be entitled to exercise the Option to the extent it is exercisable at the time of death or subsequently becomes
                  exercisable under paragraph (e) above due to consummation of a
                  Liquidity Event or expiration of 180 days or one year, as the case may be, following a Qualified Public Offering, and such portion shall remain exercisable until the later of 90 days following the date it becomes exercisable and one year
                  following the Option Holder's death (but in no event beyond the end of the Option Period).

                                (B)    Death After Service. In the event the
                  Option Holder dies after a termination of his employment
                  with the Company, the estate or other legal representative of the Option Holder shall be entitled to exercise the
                  Option

                                      -4-

                  to the extent it is exercisable at the time of death or
                  subsequently becomes exercisable under paragraph (e) above due to consummation of a Liquidity Event or expiration of
                  180 days or one year, as the case may be, following a
                  Qualified Public Offering, and such portion shall remain
                  exercisable until the later of 90 days following the date it becomes exercisable and one year following the Option
                  Holder's death (but in no event beyond the end of the Option
                  Period).

                         (ii)   Termination Due to Disability. In the event the
                  Option Holder's employment with the Company is terminated by reason of the Option Holder's Disability, the Option Holder shall be entitled to exercise the Option to the extent it is exercisable at the time of termination or subsequently becomes exercisable under paragraph (e) above due to consummation of a
                  Liquidity Event or expiration of 180 days or one year, as the case may be, following a Qualified Public Offering, and such portion shall remain exercisable until the later of 90 days following the date it becomes exercisable and one year
                  following the Option Holder's termination of employment (but in no event beyond the end of the Option Period). "Disability"
                  shall mean Disability as defined in the applicable employment agreement between the Option Holder and the Company or, if there is no such employment agreement or such employment
                  agreement does not contain such a defined term then, if the
                  Option Holder becomes disabled within the meaning of the long term disability plan of the Company in which the Option Holder participates.

                         (iii)  Termination Due to Retirement. In the event of a
                  termination of the Option Holder's employment with the Company due to the Option Holder's Retirement (as defined below), the
                  Option Holder shall be entitled to exercise the Option to the extent it is exercisable at that time or subsequently becomes exercisable under paragraph (e) above due to consummation of a
                  Liquidity Event or expiration of 180 days or one year, as the case may be, following a Qualified Public Offering, and such portion shall remain exercisable until the later of 90 days following the date it becomes exercisable and one year
                  following the date of termination of employment (but in no event beyond the end of the Option Period). For this purpose,
                  "Retirement" means a termination of the Option Holder's
                  employment by the Option Holder (under circumstances which would not constitute Cause (as defined below)) on or after the
                  Option Holder reaches age 55 but only if, within 30 days after such termination, the Option Holder initiates payment of
                  retirement benefits under a defined benefit pension plan
                  maintained by the Company in which the Option Holder
                  participates (or if the Option Holder does not participate in such a defined benefit pension plan, under a defined
                  contribution plan maintained by the Company).

                                      -5-

                         (iv)   Termination for Cause. In the event the Option
                  Holder's employment with the Company is terminated by the
                  Company for Cause, all rights of the Option Holder to exercise the Option shall be forfeited immediately and the Option shall terminate. As used herein, the term "Cause" shall mean: (i)
                  the Option Holder's conviction of or plea of guilty or nolo contendere to a crime constituting a felony under the laws of the United States or any state thereof or any other
                  jurisdiction in which the Company conducts business; (ii) the
                  Option Holder's willful misconduct in the performance of his duties to Company; (iii) the Option Holder's willful and
                  continued failure to follow the instructions of the Option
                  Holder's supervisor; or (iv) the Option Holder's willful
                  and/or continued neglect of duties (other than any such
                  neglect resulting from incapacity of the Option Holder due to physical or mental illness); provided, however, that Cause shall arise under items (iii) or (iv) only following ten (10)
                  days written notice thereof from the Company which
                  specifically identifies such failure or neglect and the
                  continuance of such failure or neglect during such notice
                  period. Any failure by the Company to notify the Option Holder after the first occurrence of an event constituting Cause
                  shall not preclude any subsequent occurrences of such event
                  (or a similar event) from constituting Cause.

                         (v)    Other Termination. In the event of a termination
                  of the Option Holder's employment with the Company other
                  than as set forth above, the Option Holder shall be entitled to exercise the Option to the extent it is exercisable at
                  that time or subsequently becomes exercisable under
                  paragraph (e) above due to consummation of a Liquidity Event or expiration of 180 days or one year, as the case may be, following a Qualified Public Offering, and such portion
                  shall remain exercisable until the later of 90 days
                  following the date it becomes exercisable and 90 days
                  following the date of termination of employment (but in no event beyond the end of the Option Period).

                         (vi)   Service with Subsidiary. For purposes of this
                  paragraph (f), service with a subsidiary of the Company shall be considered to be service with the Company.

                  (g)    Stock Option Forfeiture.
                         ------------------------

                         (i)    Forfeiture of Option Gain and Unexercised
                  Options if Option Holder Engages in Certain Activities. If,
                  at any time prior to ____________ after termination of
                  employment of the Option Holder for any reason, the Option
                  Holder engages in any of the following activities: (A)
                  engaging, either directly or indirectly, as a principal for the Option Holder's own account or jointly with others, or as a stockholder in any corporation or joint stock
                  association, or as a partner or member of a general or
                  limited liability entity, or as an employee, officer,
                  director, agent, consultant

                                      -6-

                  or in any other advisory capacity in any business other than the Company or its subsidiaries which designs, develops,
                  manufacturers, distributes, sells or markets the type of
                  products or services sold, distributed or provided by the
                  Company or its subsidiaries during the two (2) year period prior to the date of termination (the "Business"); provided that nothing herein shall prevent the Option Holder from
                  owning, directly or indirectly, not more than five percent
                  (5%) of the outstanding shares of, or any other equity
                  interest in, any entity engaged in the Business and listed or traded on a national securities exchange or in an
                  over-the-counter securities market; (B) directly or
                  indirectly employing or soliciting, or receiving or
                  accepting the performance of services by, any active
                  employee of the Company or any of its subsidiaries who is
                  employed primarily in connection with the Business, except in connection with general, non-targeted recruitment efforts such as advertisements and job listings, or directly or
                  indirectly inducing any employee of the Company or its
                  subsidiaries to leave the Company, or assist in any of the foregoing; (C) soliciting for business (relating to the
                  Business) any person who is a customer or former customer of the Company or any of its subsidiaries, unless such person shall have ceased to have been such a customer for a period of at least six (6) months; (D) disclosing or misusing any confidential information or material concerning the Company or its subsidiaries; or (E) participating in a hostile
                  attempt to take over the Company, then this Option shall
                  terminate effective the date on which the Option Holder
                  enters into such activity described in clause (A), (B), (C),
                  (D) or (E) above, unless the Option is terminated sooner by operation of another term or condition of this Option or the
                  Plan.

                         (ii)   Committee Discretion. The Option Holder may be
                  released from his or her obligations under paragraph (g)(i)
                  above only if the Committee (or its duly appointed agent)
                  determines in its sole discretion that such action is in the best interests of the Company.

                         (iii)  Reformation. It is expressly understood and
                  agreed that although the Option Holder and the Company
                  consider the restrictions contained in this paragraph (g) to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this paragraph (g) is an unenforceable restriction against the Option Holder, the
                  provisions of this paragraph (g) shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable.

                  (h)    Exercise of Option. In order to exercise the Option,
the Option Holder shall submit to the Company an instrument in writing specifying the number of Shares in respect of which the Option is being exercised, accompanied by payment, in a manner acceptable to the Company, of the
Option Price of the Shares in respect of which

                                      -7-

the Option is being exercised. Shares shall then be issued by the Company to the
Option Holder; provided, however, that the Company shall not be obligated to issue any Shares hereunder if the issuance of such Shares would violate the provisions of any applicable law.

                  (i)    No Rights of Shareholder; No Rights of Continued
Employment. The Option Holder shall not, by virtue of the Option, be entitled to any rights of a shareholder of the Company, until Shares are issued to the
Option Holder. The grant of the Option shall not confer on the Option Holder any right with respect to continuance of his service with the Company nor shall such grant interfere in any way with the right of the Company to terminate the Option
Holder's service at any time.

                  (j)    Nonassignability. The Option may be assigned or
otherwise transferred only in the following circumstances: (i) by will or the laws of descent and distribution; (ii) by valid beneficiary designation taking effect at death made in accordance with procedures established by the Board of
Directors of the Company or any committee thereof; or (iii) by the Option Holder to members of his or her "immediate family," to a trust established for the exclusive benefit of solely one or more members of the Option Holder's
"immediate family" and/or the Option Holder, or to a partnership, limited liability company or other entity pursuant to which the only partners, members or equity holders are one or more members of the Option Holder's "immediate family" and/or the Option Holder. Any Option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family" means the Option Holder's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), nieces, nephews, in-laws, and relationships arising because of legal adoption.

                  (k)    Restrictions on Transfer of Shares. Neither the Shares
nor any interest in them may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable United States federal and state securities laws or other applicable laws or regulations and the terms and conditions hereof.

                  (l)    Legend on Certificates. The certificates representing
the Shares issued by exercise of the Option may be stamped or otherwise imprinted with a legend in such form as the Company may require with respect to any applicable restrictions on the sale or transfer of Shares.

                                      -8-

                  (m)    Market Stand-Off. In connection with any underwritten
public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933 for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), the Option Holder shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Option without the prior written consent of the Company.

                  (n)    Withholding. The Option Holder agrees to make
appropriate arrangements with the Company for satisfaction of any applicable tax withholding requirements, or similar requirements, arising out of this
Agreement.

                  (o)    Substituted Option. The Option Holder hereby agrees
that this Option is granted in substitution for all of the Option Holder's options to purchase common stock of Metaldyne Corporation previously granted by
Metaldyne Corporation, and the Option Holder shall have no further rights in respect of such options to purchase Metaldyne Corporation common stock. Each of the parties hereto agree that Metaldyne Corporation is an express third party beneficiary of this paragraph (o).

                  (p)    References. References herein to rights and obligations
of the Option Holder shall apply where appropriate, to the Option Holder's legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this
Agreement.

                  (q)    Notice. Any notice required or permitted to be given
under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process given notice of:

                  If to the Company:

                  TriMas Corporation
                  [Address]

                  If to the Option Holder:

                                      -9-

                  [Name]
                  [Address]

                  (r)    Governing Law. This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws.

                  (s)    Counterparts. This Agreement may be executed in
multiple counterparts, each of which shall be regarded for all purposes as an original constituting one and the same instrument.

                                      -10-

                  IN WITNESS WHEREOF, the undersigned have executed this
Agreement as of the date first written above.

                                         TRIMAS CORPORATION

                                         By:
                                            -------------------------
                                         Name:
                                         Title

                                         ----------------------------
                                         Option Holder